Exhibit 99 - d(i)

                        DEUTSCHE INVESTORS FUNDS, INC.


                         INVESTMENT ADVISORY AGREEMENT


     THIS AGREEMENT is made as of the 28th day of March, 2001 by and between DEUTSCHE INVESTORS FUNDS, INC., a Maryland corporation (the "Fund"), and INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation (the "Advisor").

     WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment policies;

     WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment advisor; and

     WHEREAS, the Fund and the Advisor desire to enter into an agreement to provide investment advisory services for the series listed in Schedule A to this Agreement on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. Appointment of Investment Advisor. The Fund hereby appoints the Advisor to act as the investment advisor of each series listed in Schedule A to this Agreement (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with section 11, being herein referred to as "a Series", and collectively as "the Series"). The Advisor shall manage a Series' affairs and shall supervise all aspects of a Series' operations (except as otherwise set forth herein), including the investment and reinvestment of the cash, securities or other properties comprising a Series' assets, subject at all times to the policies and control of the Board of Directors. The Advisor shall give a Series the benefit of its best judgment, efforts and facilities in rendering its services as Advisor.

     2. Delivery of Documents. The Fund has furnished the Advisor with copies properly certified or authenticated of each of the following:

         (a) The Fund's Articles of Incorporation, filed with the State of Maryland on May 22, 1997 and all amendments thereto (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the "Articles of Incorporation");

         (b) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

         (c) Resolutions of the Fund's Board of Directors and shareholders authorizing the appointment of the Advisor and approving this Agreement;

         (d) The Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") (File No. 333-07008) and under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") relating to the shares of the Fund and its series, and all amendments thereto; and

         (e) Each Series' most recent prospectus (such prospectus, as presently in effect, and all amendments and supplements thereto are herein called "Prospectus").

The Fund will furnish the Advisor from time to time with copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the SEC.

     The Advisor will provide the Fund with copies of its Form ADV, including all amendments thereto, as it is filed with the SEC.

     3.  Duties of Investment Advisor.  In carrying out its obligations under
Section 1 hereof, the Advisor shall:

         (a) supervise and manage all aspects of a Series' operations, except for distribution services;

         (b) formulate and implement continuing programs for the purchases and sales of securities, consistent with the investment objective and policies of a Series;

         (c) provide the Fund with such executive, administrative and clerical services as are deemed advisable by the Fund's Board of Directors;

         (d) provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, utilities, stationery, supplies and similar items for the Fund's principal office;

         (e) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or a Series, and whether concerning the individual issuers whose securities are included in a Series portfolio or the activities in which they engage, or with respect to securities which the Advisor considers desirable for inclusion in a Series' portfolio;

         (f) determine which issuers and securities shall be represented in a Series' portfolio and regularly report thereon to the Fund's Board of Directors; and

         (g) take all actions necessary to carry into effect a Series' purchase and sale programs.

     4. Portfolio Transactions. The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for a Series and is directed to use its best efforts to obtain the best net results as described from time to time in a Series' prospectus and statement of additional information. The Advisor will promptly communicate to the Administrator and to the officers and the Directors of the Fund such information relating to portfolio transactions as they may reasonably request.

     It is understood that the Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of the Fund to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as otherwise permitted from time to time by a Series' prospectus and statement of additional information.

     Subject to the policies established by the Board in compliance with applicable law, the Advisor may direct Deutsche Banc Alex. Brown Inc. ("DB Alex. Brown") or any of its affiliates to execute portfolio transactions for a Series on an agency basis. The commissions paid to DB Alex. Brown or any of its affiliates must be, as required by Rule 17e-1 under the 1940 Act, "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time." If the purchase or sale of securities consistent with the investment policies of a Series or one or more other accounts of the Advisor is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Advisor. DB Alex. Brown or any of its affiliates and the Advisor may combine such transactions, in accordance with applicable laws and regulations, in order to obtain the best net price and most favorable execution.

     The Fund on behalf of a Series will not deal with the Advisor or DB Alex. Brown or any of its affiliates in any transaction in which the Advisor or DB Alex. Brown or any of its affiliates acts as a principal with respect to any part of a Series' order. If DB Alex. Brown or any of its affiliates is participating in an underwriting or selling group, a Series may not buy portfolio securities from the group except in accordance with policies established by the Board in compliance with rules of the SEC.

     5. Control by Board of Directors. Any management or supervisory activities undertaken by the Advisor pursuant to this Agreement, as well as any other activities undertaken by the Advisor on behalf of a Series pursuant thereto, shall at all times be subject to any applicable directives of the Board.

     6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

         (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder;

         (b) the provisions of the Registration Statement of the Fund on behalf of a Series under the 1933 Act and the 1940 Act;

         (c) the provisions of the Articles of Incorporation;

         (d) the provisions of the By-Laws; and

         (e) any other applicable provisions of state and federal law.

     7. Expenses. The expenses connected with the Fund on behalf of a Series shall be allocable between the Fund and the Advisor as follows:

         (a) The Advisor shall furnish, at its expense and without cost to the Fund, the services of one or more officers of the Advisor, to the extent that such officers may be required by the Fund on behalf of a Series for the proper conduct of its affairs.

         (b) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund on behalf of a Series, including, without limitation: payments to the Fund's distributor under the Fund's plan of distribution; the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of a Series' cash, portfolio securities and other property, and any transfer, dividend or accounting agent or agents appointed by the Fund; brokers' commissions chargeable to the Funds on behalf of a Series in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to Federal, State or other governmental agencies; the costs and expenses of engraving or printing of certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); the costs and expenses of printing, including typesetting, and distributing prospectuses and statements of additional information of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of Directors or Director members of any advisory board or committee; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and of independent certified public accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Directors) of the Fund which inure to its benefit;

     extraordinary expenses (including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Series Fund's operation unless otherwise explicitly provided herein.

     8. Sub-Advisor. It is understood that the Advisor, on behalf of a Series, may employ one or more sub-investment Advisors (each a "Sub-Advisor") under written agreements with each Sub-Advisor, provided that any such Sub-Advisor and agreement is first approved by the vote of a majority of the Directors, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund, the Advisor or any such Sub-Advisor, at a meeting of Directors called for the purpose of voting on such approval and, except as may be otherwise permitted by then current law as modified or interpreted by an applicable order or orders of the Commission or any rules or regulations adopted by, or interpretive releases of, the Commission, by a vote of a "majority of the outstanding voting securities" (as defined in the 1940
Act) of a Series. The authorization given to the Advisor in this Agreement to perform portfolio management and related services may be delegated by it under any such agreement to any of the Sub-Advisors, provided that the Sub-Advisors shall be subject to the same restrictions and limitations on the investments and brokerage discretion as the Advisor. In the event the Advisor employs one or more Sub-Advisors, the Advisor shall oversee and continually evaluate performance of any such Sub-Advisor and shall make such recommendations to the Fund' Directors from time to time concerning the continuation, termination or modification of any such agreements as the Advisor deems appropriate. Notwithstanding the foregoing, the Fund agrees that the Advisor shall not be accountable to the Fund or a Series for any loss or liability relating to specific investments directed solely by any Sub-Advisor.

     As used in this Agreement, the terms "interested persons" and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Commission under said Act.

     9. Compensation. For the services to be rendered and the expenses assumed by the Advisor, the Fund shall pay to the Advisor monthly compensation in accordance with Schedule B.

     Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If this Agreement becomes effective subsequent to the first day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

     In the event of termination of this Agreement, the advisory fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

     In addition to the foregoing, the Advisor may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund on behalf of the Series for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Advisor. Any such fee reduction or undertaking may be discontinued or modified by the Advisor at any time.

     All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement. In addition to the foregoing, the Advisor may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse a Series for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Advisor. Any such fee reduction or undertaking may be discontinued or modified by the Advisor at any time.

     10. Non-Exclusivity. The services of the Advisor to the Fund on behalf of each Series are not to be deemed to be exclusive, and the Advisor shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers or directors of the Advisor may serve as officers or Directors of the Fund, and that officers or Directors of the Fund may serve as officers or directors of the Advisor to the extent permitted by law; and that the officers and directors of the Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies.

     11. Additional Series and Classes. In the event that the Fund establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of shares or classes of shares, as the case may be, shall become Series and Classes under this Agreement upon approval of this Agreement by the Fund with respect to the series of shares or class of shares and the execution of an amended Appendix A reflecting the applicable names and terms.

     12. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall remain in effect with respect to Fund on behalf of a Series until two years from the date first set forth above, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Directors of the Fund or by vote of a majority of the outstanding voting securities of a Series, subject to the right of the Fund and the Advisor to terminate this contract as provided in Section 12 hereof; provided, however, that if the shareholders of a Series fail to approve the Agreement as provided herein, the Advisor may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder.

     This Agreement may be terminated as to a Series at any time, without the payment of any penalty by vote of a majority of the Directors of the Fund or by vote of a majority of the outstanding voting securities of a Series on not less than 30 days nor more than 60 days written notice to the Advisor, or by the Advisor at any time without the payment of any penalty, on 90 days written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 12, the term "assignment" shall have the meaning as set forth in the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC.

     13. Liability of Advisor. In the performance of its duties hereunder, the Advisor shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but the Advisor shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Advisor or its officers, directors or employees, or reckless disregard by the Advisor of its duties under this Agreement.

     14. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Currently such addresses are as follows: if to the Fund and the Advisor, One South Street, Baltimore, Maryland 21202.

     15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     16. Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC, when applicable.

     17. Reports. The Fund and the Advisor agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to Shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     18. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Advisor on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund on request.

     19. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision shall be deemed to incorporate the effect of such order, rule, regulation or interpretative release. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

[SEAL]                               DEUTSCHE INVESTORS FUNDS, INC.


Attest:  /s/ Savonne Ferguson         By:   /s/ Amy M. Olmert
         --------------------               -----------------
Name:    Savonne Ferguson            Name: Amy M. Olmert
                                     Title: Secretary


[SEAL]                               INVESTMENT COMPANY CAPITAL CORP.


Attest:  /s/ Savonne Ferguson         By:   /s/ Richard T. Hale
         --------------------               -------------------
Name:    Savonne Ferguson            Name: Richard T. Hale
                                     Title: President

                                   Schedule A


                       Global Financial Services Fund
                       Global Biotechnology Fund
                       Global Technology Fund

                                   Schedule B

Compensation Table

-----------------------------------------------------------------------------------------------------------
                           Global Biotechnology Fund and Global Technology Fund
-----------------------------------------------------------------------------------------------------------
                                                                   Advisory Fee (annualized % of Average
               Average Daily Net Assets                                        Daily Net Assets)
               ------------------------                                        -----------------
-----------------------------------------------------------------------------------------------------------
                   First $250 million                                                0.85%
-----------------------------------------------------------------------------------------------------------
                   Next $250 million                                                 0.80%
-----------------------------------------------------------------------------------------------------------
            Portion exceeding $500 million                                           0.75%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Global Financial Services Fund
-----------------------------------------------------------------------------------------------------------
                                                                   Advisory Fee (annualized % of Average
               Average Daily Net Assets                                       Daily Net Assets
               ------------------------                                       ----------------
-----------------------------------------------------------------------------------------------------------
                   First $250 million                                                0.75%
-----------------------------------------------------------------------------------------------------------
                   Next $250 million                                                 0.70%
-----------------------------------------------------------------------------------------------------------
            Portion exceeding $500 million                                           0.65%
-----------------------------------------------------------------------------------------------------------